Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112102) of Solitron Devices, Inc. of our report dated May 24, 2012, relating to the financial statements, which appears in this Annual Report on Form 10-K for the year ended February 29, 2012.

MEEKS INTERNATIONAL, LLC

Tampa, Florida

May 24, 2012